Exhibit 1





January 23, 2006



Third Avenue Management LLC
622 Third Avenue, 32nd Floor
New York, NY 10017

Attn: Michael Lehmann

Dear Michael,


         In connection with a possible negotiated transaction between Third Avenue Management LLC, acting on behalf of certain investment advisory clients ("you"), and (a) the Company or (b) one or more members of its Principal Stockholder Group (as hereinafter defined) involving your acquisition (the "Transaction") of all or a portion of the shares or assets of Russ Berrie and Company, Inc. (together, with its subsidiaries, the "Company"), you have requested the right to review certain non-public information regarding the Company. In consideration of, and as a condition to, the Company's furnishing to you or consenting to the Principal Stockholder Group's furnishing to you such information and any other information (whether in oral or written form, electronically stored or otherwise) delivered by or on behalf of the Company or the Principal Stockholder Group to you or any of your affiliates, directors, officers, employees, advisors, agents, representatives or "controlling persons," (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act") (such persons for either you or the Company being herein referred to collectively as "Representatives" and such information being herein referred to as "Evaluation Material"), the Company hereby requests your agreement as follows:

     1. You and your Representatives (i) will use the Evaluation Material solely for the purpose of evaluating a possible Transaction and (ii) will keep the Evaluation Material strictly confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with Paragraph 3 below), without the Company's prior written consent, disclose any information in the Evaluation Material, except that the Evaluation Material (or portions thereof) may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction (it being understood that, prior to such disclosure, your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.

2.        As used in this Agreement:

          (a) The term "Evaluation Material" does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives), (ii) was or becomes available to you on a non-confidential basis from a person not bound by a confidentiality agreement with the Company or its Representatives and not otherwise prohibited from transmitting the information to you or (iii) is independently developed by you without violating your obligations hereunder.

          (b) The term "person" shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

          (c) The term "Principal Stockholder Group" means, collectively, The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, The Estate of Russell Berrie, and The Russell Berrie 2002A Trust.

     3. In the event that you receive a request or are required to disclose all or any part of the information contained in the Evaluation Material pursuant to the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process, you agree to (i) promptly notify the Company of the existence, terms and circumstances surrounding such a request or requirement, (ii) consult with the Company on the advisability of, and cooperate, at the Company's expense, with the Company as it may reasonably request in, taking legally available steps to resist or narrow such request or requirement, and (iii) if disclosure of such information is required, disclose only such information which you reasonably believe is legally required to be disclosed and exercise your reasonable efforts, at the Company's expense, to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

     4. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representatives will, without the Company's prior written consent, announce or disclose to any person either the fact that discussions or negotiations are taking place concerning a possible Transaction, or any of the terms, conditions or other facts with respect to any such possible Transaction, including, without limitation, the status thereof and the fact that the Evaluation Material has been made available to you. You will provide the Company with reasonable advance notice of any announcement or disclosure referred to in this paragraph.

     5. Until the earlier of the consummation by you of a Transaction with the Company and one year from the date of this Agreement, you agree not to, directly or indirectly, (A) solicit for purposes of employment, offer to hire, entice away, or enter into any contract with any employee of the Company, or otherwise solicit, induce or otherwise encourage any such person to discontinue, cancel or refrain from entering into any relationship (contractual or otherwise) with the Company (other than through general advertising or other general solicitation not targeted to the Company's employees) or (B) solicit or seek to do business with, or enter into any contractual relationship with, any supplier to or contractor of the Company which is identified by you through the Evaluation Material or your consideration of a possible Transaction or otherwise solicit, induce or otherwise encourage any such person to discontinue, cancel or refrain from entering into any relationship (contractual or otherwise) with the Company, without in either case the Company's prior written consent.

     6. Unless otherwise agreed to by the Company in writing, all (i) requests for information, (ii) requests for facility tours or management meetings, and (iii) discussions or questions regarding procedures, will be submitted or directed to Mr. Andrew Gatto, President and CEO, at the Company. Neither you nor your Representatives will contact any supplier, customer or other person having a business relationship with the Company with regard to the Company or a possible Transaction, without the Company's prior written consent. Notwithstanding the foregoing, you may request and receive information from any member of the Principal Stockholder Group.

     7. For a period of six months from the date of this Agreement, you and your Representatives shall not, directly or indirectly, and you shall cause any person or entity controlled by you not to, without the prior written consent of the Board of Directors of the Company, (i) in any manner acquire or agree to acquire, directly or indirectly, any property of the Company or any of its affiliates or Beneficial ownership (defined below) in excess of 5% of any class of securities of the Company or any of its affiliates (in addition to any securities held by you at the time of this Agreement), (ii) propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture or other similar transaction involving the Company or any of its affiliates, (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its affiliates (the restriction contained in this section 7(iii) is to remain binding for a period of twelve months from the date of this agreement). As used in this Paragraph 7, (i) the term "Beneficial owner" (including, with correlative meaning, the term "Beneficial ownership") has the meaning given to that term in the New Jersey Shareholders Protection Act, Title 14, Sections 10A-1 et. seq. Nothing contained in or to be inferred from this Agreement is intended to or shall prohibit, bar or limit your right, at any time and whether acting alone or together with others, to purchase any instruments evidencing payment obligations of the Company, including by way of illustration but not limitation notes or loans owing by the Company to banks or other lenders.

     8. In addition, you hereby acknowledge that you are aware, and that you will advise your Representatives who receive the Evaluation Material, that the United States securities laws prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the Company (and options, warrants and rights relating thereto) and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person including, without limitation any of your Representatives, is likely to purchase or sell such securities.

     9. This Agreement does not constitute or create any obligation of the Company to provide any Evaluation Material or other information to you, but merely defines the duties and obligations of you and your Representatives with respect to the Evaluation Material to the extent it may be disclosed or made available. Under no circumstances is the Company obligated to disclose or make available any information, including any Evaluation Material, which it, in its sole and absolute discretion, determines not to disclose. You understand and acknowledge that neither the Company nor any of its affiliates or Representatives is making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by the Company or any of its affiliates or Representatives. Neither the Company nor any of its respective affiliates or Representatives, nor any of our respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

     10. You agree that unless and until a definitive agreement with respect to any Transaction has been executed and delivered, none of the Company, any member of the Principal Stockholder Group or you will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of (i) this Agreement or (ii) any written or oral expression with respect to such a Transaction by any of the directors, officers, employees, agents, advisors or representatives of the Company, any member of the Principal Stockholder Group or you, except, in the case of this letter, for the matters specifically agreed to herein.

     11. You agree that the Company has not granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by the Company or the Principal Stockholder Group or their respective affiliates or Representatives.

     12. If you determine that you do not wish to proceed with the Transaction, you will promptly advise the Company in writing of that decision, In that case, or in the event that (i) a Transaction is not consummated by you or (ii) at any time the Company requests, you will promptly, at the Company's option, (a) deliver to us all of the Evaluation Material, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any of your Representatives or (b) destroy all Evaluation Material in your possession or in the possession of any of your Representatives (such destruction to be certified by you); provided, however, that with respect to any analyses, compilations, studies or other documents prepared by you or for your use containing or reflecting any Evaluation Material, you may promptly destroy all copies thereof in lieu of returning such items to the Company; provided, further, that you and your Representatives may retain all Evaluation Material residing in your respective automatic backup systems and/or any Evaluation Material that you reasonably believe must be retained in order to comply with regulatory or statutory requirements.

     13. You acknowledge that remedies at law may be inadequate to protect the Company against any actual or threatened breach of this Agreement by you or by your Representatives and, without prejudice to the rights and remedies otherwise available to the Company, you agree to the granting of temporary, preliminary and permanent injunctive relief in the Company's favor without proof of actual damages and to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

     14. The validity and interpretation of this Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding conflicts of laws rules). You irrevocably (i) submit (and waive any objection or defense) to the personal jurisdiction of any court of the State of New York in Manhattan or the United State District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of or relating to this Agreement, or any of the agreements or transactions contemplated hereby (each a "Proceeding"), (ii) agree that all claims in respect a any Proceeding may be heard and determined in any such court, and (iii) waive, to the fullest extent permitted by law, any immunity you have acquired, or hereafter may acquire, from jurisdiction of any such court or from any legal process therein, and
          (iv) agree not to commence any Proceeding other than in any such court, and waive, to the fullest extent permitted by applicable law any claim that any such Proceeding is brought in an improper or inconvenient forum.

     15. The benefits of this Agreement inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and Representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     16. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

     17. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by the Company and you expressly so modifying or waiving such Agreement.

     18. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

     19. This Agreement shall terminate and be of no further force and effect twelve months from the date hereof.


         This Agreement is being delivered to you in duplicate. Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

                                            Very truly yours,

                                            RUSS BERRIE AND COMPANY, INC.


                                            By: /s/  Andrew Gatto
                                                -------------------------
                                                Name:   Andrew Gatto
                                                Title:  President and CEO


Confirmed and Agreed to
this ____ day of January 2006

THIRD AVENUE MANAGEMENT LLC



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